SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
ZAPATA CORPORATION

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April 24, 2006
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Zapata Corporation, to be held on June 16, 2006, at 10:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424.
      At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005 containing our consolidated financial statements preceded or accompanies this mailing.
      Registered stockholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient service are provided on the proxy card. You may still vote your shares by marking your votes on the proxy/instruction card. You may also vote your shares in person if you attend the Annual Meeting thereby canceling any proxy previously given.
      We appreciate your continued interest in Zapata.

Sincerely,

Avram A. Glazer
Chairman of the Board,
President and Chief Executive Officer

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2006
To the Stockholders of Zapata Corporation:
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zapata Corporation, a Nevada corporation (“Zapata” or the “Company”), will be held on June 16, 2006 at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 at 10:00 a.m., local time, for the following purposes:

1. To elect three Class II directors;

2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent public accountants; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
      A copy of the Annual Report of the Company’s operations during the year ended December 31, 2005 preceded or accompanies the mailing. A Proxy Statement and proxy/voting instruction card (“Proxy Card”) accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.
      The Board of Directors has set the close of business on April 18, 2006 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available at the at the principal office of the Corporation for inspection at least ten (10) days prior to the Annual Meeting.
      Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, registered stockholders can vote their shares by completing and returning the enclosed Proxy Card, properly signed or by using a toll-free telephone number. Instructions for using this convenient service are provided on the Proxy Card.

By Order of the Board of Directors,

Avram A. Glazer
Chairman of the Board,
President and Chief Executive Officer
Rochester, New York
April 24, 2006

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER RETURN PERFORMANCE GRAPH
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
HOUSEHOLDING
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000
PROXY STATEMENT
General
      This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and Proxy/ Voting Instructions Card (the “Proxy Card”) are being furnished to the stockholders of Zapata Corporation (“Zapata” or the “Company”) by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 16, 2006, at 10:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 and at any adjournments thereof (the “Annual Meeting”).
      It is contemplated that this Proxy Statement and the accompanying form of Proxy Card will first be mailed to Zapata stockholders on or about April 28, 2006. The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (585) 242-2000.
      As an alternative to voting by proxy or in person, registered stockholders can simplify their voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the Proxy Card. A Control Number, located above the stockholder’s name and address on the lower left of the Proxy Card, is designed to verify stockholders’ identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.
      If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone voting will depend on the voting processes of the bank or broker that holds your shares.
      If you do not choose to vote by telephone, you may still return your Proxy Card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. If you do vote by telephone, it is not necessary to return your Proxy Card.
      The Company effected an eight-for-one stock split of its outstanding shares of common stock, par value $.01 per share (the “Common Stock”), effective at the close of business on April 6, 2005. Where a number of shares of Common Stock is listed in this Proxy Statement for a date or period prior to the effective date of the stock split, that number of shares of Common Stock has been proportionately adjusted as if the eight-for-one stock split had been in effect on that prior date or during that prior period.
Matters To Be Considered At The Annual Meeting
      At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zapata will be asked to consider and vote upon the proposals to elect directors and to ratify the Company’s independent public accountants which are summarized in the attached Notice of Annual Meeting. The director nominees and each proposal are described in more detail in this Proxy Statement.
Record Date; Outstanding Shares; Quorum
      The Board of Directors of the Company has fixed the close of business on April 18, 2006 (the “Record Date”) as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company’s outstanding capital stock consisted of 19,182,456 shares of Common Stock held by approximately 2,400 holders of record entitled to vote on the matters described herein. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company’s only outstanding class of stock as of the date of this Proxy Statement.

Quorum; Abstentions and Non-Votes; Vote Required
      The presence at the meeting, in person or by proxy, of the holders of a majority of the Company’s outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.
      With respect to the election of three Class II directors, the three nominees receiving the highest number of affirmative votes will be elected as Class II directors. The proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent public accountants will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition and a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent public accountants.
      The Malcolm I. Glazer Family Limited Partnership, a Nevada limited partnership (the “Glazer Partnership”), which, as of the date of this Proxy Statement, held approximately 51% of the outstanding shares of Common Stock, has notified the Company that it intends to vote all of its shares at the Annual Meeting in favor of the election of nominees for director named herein and for the ratification of the appointment of PricewaterhouseCoopers LLP.
Voting Proxies
      All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the meeting and not revoked, will be voted as specified in the proxy. If no instructions have been given in a proxy and authority to vote has not been withheld, the shares represented thereby will be voted: for the election of all nominees for director named herein; for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent public accountants; and, in the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting. Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person.
Stockholder List
      For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at the at the principal office of the Corporation so that stockholders of record may inspect the list only for proper purposes.
Expenses of Solicitation
      The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

PROPOSAL 1
ELECTION OF DIRECTORS
      Pursuant to the Company’s Articles of Incorporation (the “Articles”) and By-Laws, the Board of Directors has fixed the size of the Board at seven (7) directors. The Articles provide for division of the Board into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible. Thus, Class I and Class III are comprised of two directors each and Class II is comprised of three directors.
      The term of each Class of directors is three years with the term for one Class expiring each year in rotation. As a result, each year, one Class of directors is elected. The term of the Class II directors expires at the Annual Meeting.
      Proxies cannot be voted for a greater number of persons than the three nominees named. If any nominee becomes unavailable for any reason, shares represented by the proxies designated as such in the enclosed Proxy Card will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast for each director at the Annual Meeting.
Nominees for Election as Directors

Class II Nominees — Three Year Term Expiring in the Year 2009
      Avram A. Glazer, age 45, has been a director of Zapata since July 1993. Mr. A. Glazer has served as President and Chief Executive Officer of the Company since March 1995, and has also served as Chairman of the Board since March 2002. Mr. A. Glazer serves as a director, President, and Chief Executive Officer of Zap.Com Corporation (OTCBB: ZPCM), Zapata’s 98%-owned subsidiary (which until December 2000 was an internet advertising and e-commerce network company, and is currently a public shell company). Mr. A. Glazer is Chairman of the Board and a director of Omega Protein Corporation (NYSE: OME), Zapata’s majority-owned subsidiary, and until December 2005 was Chairman of the Board of Directors of Safety Components International, Inc. (OTCBB: SAFY), Zapata’s former majority-owned subsidiary. Mr. A. Glazer served in these capacities with Omega Protein and Safety Components since January 1998 and January 2004, respectively. Since June 2005, Mr. A. Glazer has also served on the Board of Directors of Manchester United, an English football club. Mr. A. Glazer is the brother of Bryan G. Glazer, Edward S. Glazer and Darcie S. Glazer.
      Warren H. Gfeller, age 53, has served as a director since May 1997. For more than the past five years, Mr. Gfeller has operated Clayton/ Hamilton Equities, L.L.C., Stranger Valley Company, L.L.C. and Tatgc Chemical and Manufacturing, Inc. Mr. Gfeller serves as a director and as Chairman of the Audit Committee of Inergy, LP (NASD: NRGY), director and Chairman of the Audit Committee of Inergy Holdings, LP (NASD: NRGP), as Chairman of the Board of Directors and member of the Audit Committee of Duckwall-ALCO Stores, Inc. (NASD: DUCK), and as a director of Gardner Bancshares, Inc. and the Kansas Wildscape Foundation. Mr. Gfeller serves on the Audit and Compensation Committees of the Company’s Board of Directors.
      John R. Halldow, age 38, has served as a director since June 2001. Mr. Halldow is currently employed as the Director of Public Affairs for Rural Metro Medical Services. From January 1999 through March 2003, Mr. Halldow served as the Director of Government Relations for Erdman Anthony, an engineering firm, in its Rochester, New York office. Prior to that time, from 1992 through December 1998, Mr. Halldow worked as the Eastern Regional Manager in the Office of U.S. Representative Bill Paxon, in Victor, New York. Mr. Halldow serves on the Audit Committee of the Company’s Board of Directors.
      THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS CLASS II DIRECTORS.
Information Regarding Directors Who Are Not Nominees For Election at the Annual Meeting

Class I Directors — Three Year Term Expiring in the Year 2008
      Darcie S. Glazer, age 37, has served as a director since March 2002. For more than the past five years, Ms. Glazer has been employed by, and has worked on behalf of, Malcolm I. Glazer, a self-employed private investor whose diversified portfolio includes professional sports franchises, real estate and other ventures as well as owning and controlling The Malcolm I. Glazer Family Limited Partnership. Ms. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer including First Allied Corporation where she serves as the Executive Vice President. Ms. Glazer served as an investment analyst for Zapata from 1996 to February 2001. Until June 2005, Ms. Glazer also served as a director of Omega Protein Corporation (NYSE: OME), Zapata’s majority-owned subsidiary. Ms. Glazer is the sister of Avram A. Glazer, Bryan G. Glazer, and Edward S. Glazer.
      Bryan G. Glazer, age 41, has served as a director since May 1997. For more than the past five years, Mr. B. Glazer has been employed by, and has worked on behalf of, Malcolm I. Glazer. Mr. B. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer including The Tampa Bay Buccaneers, a National Football League franchise, where he serves as the Executive Vice President. Mr. B. Glazer also serves as a director of the Tampa Bay Performing Arts Center and as a director of Manchester United, an English football club. Mr. B. Glazer is the brother of Avram A. Glazer, Edward S. Glazer and Darcie S. Glazer.

Class III Directors — Three Year Term Expiring in the Year 2007
      Edward S. Glazer, age 36, has served as a director since 1997. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer. Mr. E. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer, including The Tampa Bay Buccaneers, a National Football League franchise, where he serves as the Executive Vice President. Mr. E. Glazer is the brother of Avram A. Glazer, Bryan G. Glazer and Darcie S. Glazer.
      Robert V. Leffler, Jr., age 60, has served as a director since May 1995. For more than the past five years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland and Tampa, Florida, which specializes in sports, rental real estate and broadcast television. Mr. Leffler serves on the Audit and Compensation Committees of the Company’s Board of Directors.
Board of Directors — Committees and Meetings
      The Board of Directors has as two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the function of a nominating committee. The Board of Directors has determined that Zapata is a “controlled company” for the purposes of Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), as the Malcolm I. Glazer Family Limited Partnership controls more than 50% of the Company’s voting power. As a result, the Company is exempt from the provisions of Section 303A that require it, among other things, to have a board of directors comprised of a majority of independent directors, to have a compensation committee charter, and a nominating committee, and it is making use of these exemptions.
      Audit Committee. The primary objective and role of the Audit Committee is to assist the Board in monitoring:

•	the integrity of the accounting and financial reporting practices of the Company;

•	the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company;

•	performance of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.
      In doing so, the Audit Committee:

•	meets with the Company’s independent auditors to review the Company’s accounting policies, internal controls and other accounting and auditing matters;

•	confirms and assures the outside auditor’s independence; makes recommendations to the Board of Directors as to the engagement of independent auditors; and

•	approves the fees and other compensation to be paid to the independent auditors.
      The Board of Directors has adopted an amended and restated charter for the Audit Committee which governs its structure, membership and operation. The Committee also maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding these matters.
      The Audit Committee currently is composed of Mr. Warren Gfeller (Chairman), Mr. Robert V. Leffler, Jr. and Mr. John R. Halldow. The Board of Directors has determined that Mr. Warren Gfeller qualifies as an “audit committee financial expert,” as defined by Item 402(h)(2) of Regulation S-K promulgated the Securities and Exchange and Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Board of Directors has also determined that each member is “independent,” as such term is defined by the current listing standards of the NYSE Rules governing audit committees.
      Compensation Committee. The Compensation Committee has overall responsibility for:

•	approving and evaluating officer compensation plans, policies and programs of the Company; and

•	overseeing the production of an annual report on executive compensation for inclusion in the Company’s proxy statement.
      The Compensation Committee currently is composed of Mr. Robert W. Leffler, Jr. (Chairman) and Mr. Warren H. Gfeller, and neither of them was an officer or employee of our Company or any of its subsidiaries during 2005. The Compensation Committee does not have a charter.
      During 2005, the Board of Directors held 5 meetings and acted by unanimous written consent 5 times. In addition, the Audit Committee held 5 meetings and the Compensation Committee held one meeting and acted by unanimous written consent 2 times. During 2005, each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each of them sit.
Corporate Governance
      As a controlled company for the purposes of Section 303A of the NYSE Rules, the Company is exempt from the provisions that require it, among other things, to have a board of directors comprised of a majority of independent directors, to have a compensation committee charter, and a nominating committee, and it is making use of these exemptions. At such time when the Company ceases to be a controlled company, it will adhere to the applicable transition periods provided for by the NYSE Rules, in coming into full compliance with all of the requirements of Section 303A.
      The Board of Directors has three members who have been determined by the Board of Directors to be independent under Section 303A.02 of the NYSE Rules. These directors are Messrs. Gfeller, Halldow and Leffler. The Board of Directors made this determination on the basis that none of these directors has any material relationship with the Company or any of its subsidiaries.
      Under the NYSE Rules, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board of Directors has determined that each of the independent directors named above has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and is therefore independent under the NYSE Rules.
      As provided for under the NYSE Rules, the Board of Directors has adopted categorical standards or guidelines to assist the Board in making its independence determinations with respect to each director. Under the NYSE Rules, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement.
      The non-management directors will meet at least four times a year without management present. The Board has designated Mr. Warren Gfeller to lead such sessions. The non-management directors can set their own agenda, maintain minutes and report back to the Board as a whole. Non-management directors who do not meet the independence requirements of the NYSE Rules and any other applicable laws, rules and regulations regarding independence may participate in these sessions, but those directors who do meet the referenced independence requirements must meet in separate executive session without the participation of other directors at least once a year.
      As a “controlled company” for the purposes of Section 303A of the NYSE Rules, and because of the relatively small size of the Board of Directors, the Board of Directors has determined that it is appropriate not to have a nominating committee. The entire Board of Directors functions in the capacity of a nominating committee (which includes members that do not meet the NYSE definition of “independent director”).
      Stockholders and members of the Company’s Board submit nominees for election to the Company’s Board of Directors to the entire Board for its consideration. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Board of Directors. Except for the nominations made by The Malcolm I. Glazer Family Limited Partnership, the Company has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Company’s Chief Executive Officer and Chairman of the Board Directors, Avram Glazer. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).
      In evaluating director nominees, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of character, background and experience. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Board does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Commission rules and for a “financially sophisticated” audit committee member as defined by NYSE Rules. The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.
      The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.
      Director nominees A. Glazer., W. Gfeller, and J. Halldow, were nominated for election as directors by the Company’s Board of Directors.
      The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders.
      Stockholders who wish to communicate with the Board or any individual director, including a non-management director, can write to:

Zapata Corporation
Board Administration
100 Meridian Centre, Suite 350
Rochester, New York 14618

The letter should indicate that the sender is a stockholder. Depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.
      A summary of all relevant communications that are received after the last meeting and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Code of Ethics and Business
      The Company maintains a Code of Ethics and Business Conduct to provide guidance to the Company’s directors and key employees, including the Company’s principal executive officer, principal accounting officer or controller or persons performing similar functions (collectively, the “Selected Officers”).
Governance Documents
      The Company has posted its Corporate Governance Guidelines, Code of Business Conduct and Ethics and its Amended and Restated Audit Committee Charter on its internet website at http://www.zapatacorp.com. The Company’s governance documents are available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Zapata Corporation Investor Relations, 100 Meridian Centre, Suite 350, Rochester, NY 14618.
Directors’ Compensation
      During 2005, directors who were not employees of the Company were paid an annual retainer of $30,000 (on a quarterly basis), plus $1,000 for each committee of the Board of Directors on which a director served. Those directors who also are employees of the Company do not receive any additional compensation for their services as directors.
Executive Officers
      The following sets forth certain information with respect to the Executive Officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company’s Board of Directors until their successors are elected and qualified.

Name	Age	Position

Avram A. Glazer	45	Chairman of the Board, President and Chief Executive Officer
Leonard DiSalvo	47	Vice President — Finance and Chief Financial Officer
Gordon E. Forth	44	Secretary
      Leonard DiSalvo, age 47, joined Zapata in September 1998 and currently serves as its Vice President — Finance and Chief Financial Officer. Mr. DiSalvo also currently serves as Vice President — Finance and Chief Financial Officer of Zap.Com Corporation, a position he has held since April 1999. He serves as a director of Omega Protein Corporation (NYSE: OME), Zapata’s majority-owned subsidiary, and until December 2005 was a director and Chairman of the Compensation Committee of Zapata’s former majority-owned subsidiary, Safety Components International, Inc. (OTCBB: SAFY), a position he held since January 2004. Mr. DiSalvo has over 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer, since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.
      Gordon E. Forth, age 44, has served as Zapata’s Secretary since December 1998. Mr. Forth also serves as Secretary of Zap.Com Corporation, a position he has held since April 1999. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm. Mr. Forth has practiced law at the Woods Oviatt firm since 1987.
      See Proposal 1 — Election of Directors above for information concerning the Company’s Chairman of the Board, President and Chief Executive Officer, Avram A. Glazer.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The summary compensation table below sets forth information regarding compensation with respect to 2005, 2004 and 2003 for services in all capacities rendered to the Company and its subsidiaries by the Company’s Chief Executive Officer and the other most highly compensated executive officers of the Company with annual compensation in excess of $100,000 who were serving as executive officers during 2005 (the “Named Officers”).

					Long-Term
					Compensation
					Awards

					Securities
					Underlying		All Other Compensation
		Annual Compensation			Options/SARs(#)
	Fiscal						Safety
Name and Principal Position	Year	Salary($)		Bonus($)	Zapata	Zap.Com	Components		Zapata

Avram A. Glazer,(1)	2005	$600,000		$—	—	—	$35,760	(2)	—
Chairman of the Board,	2004	600,000		—	—	365,000	11,446	(2)	—
President and	2003	400,000		200,000	—	—	—		—
Chief Executive Officer
Leonard DiSalvo,(3)	2005	$216,667	(4)(5)	$50,000	—	—	$59,280	(2)	$8,400	(6)
Vice President — Finance	2004	160,000	(5)	40,000	—	100,000	32,791	(2)	8,000	(6)
and Chief Financial Officer	2003	150,594	(5)	25,000	160,000	—	—		7,025	(6)

(1)	Mr. A. Glazer also serves as President and Chief Executive Officer of Zap.Com, Zapata’s 98% owned subsidiary. Zapata allocated approximately $6,000, $6,000, and $4,000 of Mr. A. Glazer’s annual salary for 2005, 2004, and 2003, respectively, to Zap.Com under a shared services agreement between the two companies. No amounts of Mr. A. Glazer’s bonuses have been allocated to Zap.Com.

(2)	Amounts presented represent payments from Safety Components International, Inc., Zapata’s former majority-owned subsidiary, in exchange for services rendered as a member of Safety’s Board of Directors.

(3)	Mr. DiSalvo also serves as Vice President — Finance and Chief Financial Officer of Zap.Com, Zapata’s 98% owned subsidiary. Zapata allocated approximately $6,000, $7,000, and $7,000 of Mr. DiSalvo’s annual salary for 2005, 2004, and 2003, respectively, to Zap.Com under a shared services agreement between the two companies. No amounts of Mr. DiSalvo’s bonuses have been allocated to Zap.Com.

(4)	Includes $16,667 of payments made for an increase in 2004 salary which was paid during 2005.

(5)	Includes compensation deferred pursuant to the Company’s qualified 401(k) Plan.

(6)	Amounts presented represent the Company’s matching contribution to Mr. DiSalvo’s account under the Zapata Corporation 401(k) Plan.

      While the Company’s officers receive benefits in the form of certain perquisites, none of the Named Officers received perquisites which exceeded in value the lesser of $50,000 or 10% of such officer’s total annual salary and bonus for any of the years shown in the Summary Compensation Table.
Option Grants in Last Fiscal Year
      No stock options were granted by Zapata or Zap.Com to its Named Officers in the last fiscal year.
      The following table provides information concerning options held by the Named Officers as of end of 2005.
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

Number of
			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options	In-the-Money Options At
	Acquired	Value	At Fiscal Year-End	Fiscal Year-End($)
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Zapata Corporation Stock Options
Avram A. Glazer	—	—	107,672/0	$0/$0
Leonard DiSalvo	—	—	218,666/53,334	$299,500/$0
Zap.Com Stock Options
Avram A. Glazer	—	—	121,666/243,334	$10,950/$21,900
Leonard DiSalvo	—	—	33,333/66,667	$3,000/$6,000

(1)	On December 31, 2005, the closing price per share of Zapata’s common stock on the NYSE was $5.77. On December 31, 2005, the closing price per share of Zap.Com’s common stock on the OTCBB was $0.17.
Certain Employee Benefits
      Zapata’s executive officers participate or have participated in certain stock option and incentive plans, retirement and profit sharing/401(k) plans sponsored by Zapata, some of which are intended to qualify for tax-favored treatment under the Internal Revenue Code, as amended (the “Code”). These plans include Zapata’s Amended and Restated Special Incentive Plan (the “1987 Plan”), the 1996 Long-Term Incentive Plan (the “1996 Plan”) , the Zapata Pension Plan (“Pension Plan”), the Zapata Supplemental Pension Benefit Plan and the Zapata Corporation 401(k) Plan.
      The 1987 Plan provides for the granting of stock options and the awarding of restricted stock. Under the 1987 Plan, options may be granted at prices equivalent to the market value of the common stock at the date of grant. Options become exercisable on dates as determined by the Zapata Board of Director’s Compensation Committee, provided that the earliest such date cannot occur before six months after the date of grant. Unexercised options will expire on varying dates, up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The awards of restricted stock have a restriction period of not less than six months and not more than five years. The 1987 Plan provided for the issuance of up to 480,000 shares of the common stock. During 1992, the stockholders approved an amendment to the 1987 Plan that provided for the automatic grant of a nonqualified stock option to directors of Zapata who are not employees of Zapata or any subsidiary of Zapata. As of December 31, 2005, stock options covering a total of 32,000 shares had been exercised. No shares of common stock are available for future stock options or other awards under the Plan. As of December 31, 2005, there were options for the purchase of up to 48,000 shares outstanding under the 1987 plan.
      The 1996 Plan provides for the granting of restricted stock, stock appreciation rights, stock options and other types of awards to key employees of the Company. Under the 1996 Plan, options may be granted by the Committee at prices equivalent to the market value of the common stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine. Unexercised options will expire on varying dates up to a maximum of ten years from the date of grant. All options granted vest ratably over three years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the stock at grant date. The 1996 Plan provides for the issuance of options to purchase up to 4.0 million shares of common stock. During 1999, the stockholders approved an amendment to the 1996 Plan which increased the number of shares available for options granted under the plan to 8,000,000 shares. At December 31, 2005, stock options covering a total of 850,228 shares had been exercised and a total of 5,906,400 shares of common stock are available for future stock options or other awards under the Plan. As of December 31, 2005 there were options for the purchase of up to 1,243,372 shares outstanding under the 1996 plan.
      Zapata maintains a pension plan that is a non-contributory qualified defined benefit pension plan and is intended to qualify under Internal Revenue Code §401(a). During 2005, Zapata Corporation’s Board of Directors authorized a plan to freeze the Zapata pension plan in accordance with ERISA rules and regulations so that new employees, after January 15, 2006, will not be eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan. Retirement benefits under the pension plan are based on an employee’s length of employment, average monthly compensation and social security covered compensation. Compensation for this purpose includes salary and other compensation paid by Zapata and reportable on Form W-2, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the above Summary Compensation Table. The Code limits the amount of compensation that may be considered ($210,000 for 2005) and the annual benefits which may be payable from the pension plan.
      The following table shows the estimated annual benefit payable to employees on retirement under Zapata’s pension plan to employees in the specified compensation and years of service classification. The retirement benefits shown are based upon an employee retiring at age 65 in 2005 who elect to receive benefits in the form of a single life annuity (although a participant can select other methods of calculating benefits). The amounts shown are based on current average social security wage base amounts and are not subject to any deduction for social security or other offset amounts.
Pension Plan Benefits Table

	Years of Service

Remuneration (*)	15		20		25		30		35

$125,000	$28,834		$38,445		$48,056		$57,667		$67,279
150,000	35,209		46,945		58,681		70,417		82,154
175,000	41,584		55,445		69,306		83,167		97,029
200,000	47,959		63,945		79,931		95,917		111,904
225,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*
250,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*
300,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*
400,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*
450,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*
500,000	50,509	*	67,345	*	84,181	*	101,017	*	117,854	*

(*) Internal Revenue Code limits covered compensation to $210,000 for 2005.
      The compensation covered by the pension plan includes the annual salaries and bonus of Messrs. Avram Glazer and Leonard DiSalvo, but no other amounts shown in the above Summary Compensation table. Estimated credited years of service for Mr. Glazer is 9 years, and for Mr. DiSalvo is 7 years. Amounts shown in the pension plan table are subject to deductions for social security.
      The Zapata Supplemental Pension Plan was adopted effective April 1, 1992. This plan provides supplemental retirement payments to certain former senior executives of Zapata. The amounts of such payments equal the difference between the amounts received under the applicable pension plan and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was frozen, except with respect to benefits already accrued.
      The Zapata 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code. Under the Plan, 3 types of contributions are authorized: (1) employee pre-tax, salary reduction contributions (“elective deferrals”); (2) matching employer contributions for participants who make elective deferrals to the Plan ;

and (3) discretionary employer contributions, based on cash flow, profitability and other financial circumstances as Zapata determines to be relevant. Participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations of the Zapata Plan. The Company makes a discretionary matching contribution of 100% of the employee’s contribution up to 3% of eligible compensation and 50% of the employee’s contribution between 3% and 5% of eligible compensation. All employees are eligible for participation in the elective deferral and matching contribution features of the plan upon attainment of age 21 or completion of 3 months of service, whichever is later. For the purposes of employer discretionary contributions, an employee enters the plan after completing 1 year of service or attaining age 21, whichever is later. Matching contributions are fully vested while discretionary employer contributions, if any, vest 20% for each year of vesting service.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “Commission”) and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To our company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during 2005, all such filings required to be made by such persons were timely made in accordance with the requirements of the Exchange Act.
REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee of the Board of Directors (the “Committee”) is composed of two non-employee directors. The Committee is responsible for setting and administering the policies that govern executive salaries, bonuses, and other compensation including stock option grants.
      The Committee endeavors to ensure that the compensation programs for the Company’s executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interests of the Company and its stockholders. The Committee seeks to align total compensation for the Company’s executive officers with the performance of the Company in light of its corporate strategy and objectives, including the returns to stockholders, and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company’s compensation program consists of (1) an annual component, which includes base salary and an annual incentive bonus, and (2) a long-term component potentially consisting of stock options, stock appreciation rights, stock awards and cash awards. The Committee takes into consideration the recommendations of management in awarding compensation and setting compensation levels.
      The Committee’s policy with respect to 2005 base salaries and bonuses for executive officers was to keep such amounts competitive with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.
Base Salary
      The determination of base salaries for executive officers during 2005 was based on the results of a compensation survey which was conducted during 2004, and the Committee’s subjective evaluation of individual and Company performance. The 2004 compensation survey was conducted for purposes of determining general competitive compensation levels and did not involve application of objective measures of performance.
Annual Incentive Bonus
      Bonuses were paid to executive officers for 2005 based on the subjective evaluation of individual and Company performance.

Stock Options
      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company’s Common Stock. The Committee believes that stock options, which provide value to the participants only when the Company’s stockholders benefit from stock price appreciation, are an appropriate complement to the Company’s overall compensation policies. All employees, including executive officers, may receive stock options from time to time under the Company’s stock option plan. The Committee takes into consideration the recommendations of management in awarding stock option grants to non-executive employees and directors. The decision to award stock options to an executive is based upon such considerations as the executive’s overall compensation package, job performance, future potential, awards made to executives at comparable companies and other factors.
Compensation of Chief Executive Officer
      The compensation policies described above apply to the compensation of the President and Chief Executive Officer. The Committee is directly responsible for determining the salary level, annual bonuses and all awards and grants to the President and Chief Executive Officer. The Committee also gives consideration to its assessment of past performance and its expectations of future contributions. In the Committee’s opinion, Mr. Avram Glazer’s salary reflects his position, duties, responsibilities with, and contributions to the Company.

Robert V. Leffler, Jr., Chairman
Warren H. Gfeller
Compensation Committee Interlocks and Insider Participation
      During 2005, Mr. Robert V. Leffler, Jr. and Mr. Warren H. Gfeller served on the Company’s Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
      The Company’s management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary purpose of the Audit Committee of the Company’s Board of Directors is to assist the Board of Directors in monitoring:

•	the integrity of the accounting and financial reporting practices of the Company,

•	the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company,

•	performance of the Company’s internal audit function, and

•	the compliance by the Company with legal and regulatory requirements.
      The Audit Committee met five times during 2005. Representatives from the Company’s independent auditors, PricewaterhouseCoopers, LLC (“PwC”) were present at each of the Committee’s five meetings.
      On February 3, 2006, the Audit Committee received from PwC the written disclosures and the letter regarding PwC’s independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee and PwC have also discussed PwC’s independence relative to the Company.
      The Audit Committee has discussed with PwC the Company’s financial management and financial structure and the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 61. The Audit Committee has also reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements relating to 2005.
      Based upon the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s consolidated financial statements for 2005, audited by PwC, be included in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 5, 2006.

Warren H. Gfeller, Chairman
John R. Halldow
Robert V. Leffler, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002, the Company finalized the terms of a consulting agreement with its former Chairman of the Board of Directors, Malcolm Glazer. Subject to the terms of the agreement, the Company pays Malcolm Glazer $122,500 per month until April 30, 2006. The agreement also provides for health and other medical benefits for Mr. Glazer and his wife. This agreement will terminate in the event of Mr. Glazer’s death or permanent disability.
      In February 2005, the Compensation Committee modified the terms of certain outstanding stock options held by directors Darcie Glazer and Edward Glazer, to extend the early termination of the exercise period following Darcie Glazer’s termination of employment with the Company in 2001. Consistent with FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25)” the Company recorded a compensation charge of approximately $353,000 in the first quarter of 2005 related to these modifications.
      Gordon E. Forth, who serves as corporate secretary of Zapata and Zap.Com, is a partner at Woods Oviatt Gilman LLP which has acted as counsel to Zapata and Zap.Com.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table indicates the number of shares of Zapata Common Stock owned beneficially as of April 15, 2006 by

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock,

•	each director,

•	the Named Officers, and

•	all directors and executive officers as a group.
      Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.
      The following calculations are based upon the shares of the Company’s common stock issued and outstanding on April 18, 2006 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d))1. Shares of the Company’s common stock subject to options exercisable within 60 days of April 18, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.
Zapata Corporation

	Amount and
	Nature of
Name and Address	Beneficial	Percent of
of Beneficial Owner	Ownership(1)	Class(1)

Malcolm I. Glazer(2)(3)	10,073,112	51.8%
Royce & Associates, LLC(4)	1,988,800	10.39%
Donald Smith & Co., Inc.(5)	1,404,480	7.34%
Wellington Management Company, LLP(6)	1,320,000	6.9%
Leonard DiSalvo(3)	218,666	1.1%
Avram A. Glazer(3)	137,272	*
Robert V. Leffler, Jr.(3)	8,000	*
Warren H. Gfeller(3)	24,000	*
Bryan G. Glazer(3)	127,672	*
Edward S. Glazer(3)	109,336	*
Darcie S. Glazer(3)	8,000	*
John R. Halldow(3)	8,000	*
All directors and executive officers of Zapata as a group (8 persons)	652,618	3.3%

*	Represents beneficial ownership of less than 1.0%.

(1)	The calculations for these columns are based upon the number of shares of Common Stock issued and outstanding on April 18, 2006, plus the number of shares of Common Stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Company Common Stock subject to options exercisable within 60 days of April 18, 2006 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(2)	Based solely on a Schedule 13D, dated January 20, 2006, The Malcolm I. Glazer Family Limited Partnership, 270 Commerce Drive, Rochester, New York 14623, is the beneficial holder of 9,813,112 shares r with sole voting power over all such shares. Malcolm Glazer controls the sole general partner of The Maclolm I. Glazer Family Limited Partnership.

(3)	Presently reported ownership includes 260,000, 218,666, 137,272, 8,000, 24,000, 127,672, 109,336, 8,000 and 8,000 shares issuable under options exercisable within 60 days of April 18, 2006 held by Messrs. M. Glazer, DiSalvo, A. Glazer, Leffler, Gfeller, B. Glazer, E. Glazer, Ms. D. Glazer, and J. Halldow, respectively.

(4)	Based solely on a Schedule 13G, dated February 1, 2006, Royce & Associates (“Royce”), LLC, 1414 Avenue of the Americas, New York, New York 10019, is the beneficial holder of 1,988,800 shares with sole voting power over all 1,988,800 shares. Royce is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Royce possesses voting power over the shares owned.

(5)	Based solely on a Schedule 13G, dated February 14, 2006, Donald Smith & Co., (“Donald Smith”) Inc., 152 West 57th Street, New York, New York 10019, is the beneficial owner of 1,404,480 shares with sole voting power of 1,180,480 shares. Donald Smith is an investment advisor registered in accordance with Section 240.13-d-1(b)(1)(ii)(E).

(6)	Based solely on a Schedule 13G, dated February 14, 2006, Wellington Management Company (“WMC”), LLP, 75 State St., Boston, Massachusetts 02109, is the beneficial owner of 1,320,000 shares with shared voting power of 376,000 shares. WMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and acts as parent company or control person in accordance with Rule 13d-b1(b)(1)(ii)(G).

      The following table indicates the number of shares of common stock of Zapata’s subsidiaries owned beneficially as of April 18, 2006 by each Named Officer and all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

Omega Protein Corporation

	Amount and
	Nature of
Name and Address	Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Avram Glazer(1)	568,200	2.2	%(2)
Leonard DiSalvo	—	—
All directors and executive officers of Zapata as a group	568,200	2.2%

(1)	Includes 568,200 shares issuable under options exercisable within 60 days of December 31, 2005.

(2)	The calculations for these columns are based upon the number of shares of Common Stock issued and outstanding on December 31, 2005, plus the number of shares of Common Stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Company Common Stock subject to options exercisable within 60 days of December 31, 2005 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person. As of December 31, 2005, Omega Protein had outstanding 25,447,409 shares of common stock.

Zap.Com Corporation

	Amount and
	Nature of
Name and Address	Beneficial	Percent
of Beneficial Owner	Ownership	of Class

Avram Glazer	171,666	*
Leonard DiSalvo	33,333	*
All directors and executive officers of Zapata as a group	204,999	*

*	Represents beneficial ownership of less than 1.0%.

(1)	Includes 121,666 and 33,333 shares, respectively, issuable under options exercisable within 60 days of April 18, 2006 for Mssrs. A. Glazer and DiSalvo, respectively.

STOCKHOLDER RETURN PERFORMANCE GRAPH
      The Commission requires a five-year comparison of the cumulative total return of the Company’s Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization. Pursuant to the Commission’s rules, the graph presented below includes comparisons of the performance (on a cumulative total return basis) of the Company’s Common Stock with the S&P SmallCap 600 Index and the Dow Jones US Industrial Diversified Index. The stock price performance shown on the graph is not necessarily indicative of future price performance.
      The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this document by reference and shall not otherwise be deemed filed.

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

Zapata Corporation	100.00	185.60	195.52	371.14	383.36	295.42

S & P SmallCap 600	100.00	106.54	90.95	126.23	154.82	166.71

Dow Jones US Industrial Diversified	100.00	89.90	58.38	78.97	94.12	91.66

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee has selected the firm of PricewaterhouseCoopers, LLP to act as the Company’s independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company’s financial statements for the year ending December 31, 2006.
      The Audit Committee considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.
      This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.
Auditors’ Fees
      Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors, PricewaterhouseCoopers LLP. Our Audit Committee pre-approved all such audit and non-audit services provided by the independent auditors. These services have included audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

Audit Fees	$170,150	$136,200
Audit-Related Fees	21,715	—
Tax Fees	57,025	125,838
All Other Fees	—	—
HOUSEHOLDING
      The SEC allows the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, Zapata and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Vice-President Finance and Chief Financial Officer, Zapata Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Company in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the enclosed form will be voted on the matter in accordance with the discretion of the persons named in the proxy.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
      Under applicable securities laws, stockholder proposals should be received by the Company no later than 120 days prior to April 28, 2007 to be considered for inclusion in the Company’s proxy statement relating to the 2007 Annual Stockholders Meeting. If the Company changes the date of the 2007 Annual Meeting by more than 30 days from the date of the 2006 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2007 Annual Meeting.

By Order of the Board of Directors,

Avram A. Glazer,
Chairman of the Board,
President and Chief Executive Officer
Rochester, New York
April 24, 2006

ZAPATA CORPORATION
PROXY / VOTING INSTRUCTIONS
ZAPATA CORPORATION
100 MERIDIAN CENTRE
SUITE 350
ROCHESTER, NEW YORK 14618
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Avram Glazer and Leonard DiSalvo, and each, as attorney and agent with full power of substitution, to vote as proxy all the shares of Common Stock of Zapata Corporation the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Zapata Corporation to be held on June 16, 2006 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.
To vote by telephone, please follow the instructions on the reverse of this card. To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope.
If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.
Dated                                         , 2006

Signature

Signature if held jointly

When signing as Executor, Administrator,
Trustee or the like, please give full title.
This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposal 1 and 2. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of any director nominee, shall be deemed to grant such authority. The Board of Directors recommends a vote FOR Proposals 1 and 2.

☒ Please mark your vote as in this example.

(1) Election of Directors (except as specified below)	FOR ALL ☐ nominees listed below	WITHHOLD AUTHORITY TO VOTE FOR ☐ all nominees listed below	EXCEPTIONS ☐
Avram A. Glazer
Warren H. Gfeller
John R. Halldow
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(2) Proposal to ratify selection of PricewaterhouseCoopers LLP as independent public accountants
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THE ZAPATA CORPORATION — ANNUAL MEETING — June 16, 2006
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